Exhibit 10.2

OPTION TO PURCHASE MINERAL RIGHTS AGREEMENT

THIS OPTION TO PURCHASE MINERAL RIGHTS is granted and effective as of June 18, 2010 (the "DATE OF GRANT"), by Rocky and Evenette G. Greenfield, as individuals, whose address is 14605 West Taylor Road, Cheney, Washington  (the “OPTIONORS"), and this OPTION TO PURCHASE MINERAL RIGHTS AGREEMENT (the "AGREEMENT") is executed, effective as of the DATE OF GRANT, by and between the OPTIONORS and Holms Energy LLC, a Limited Liability Company organized pursuant to the laws of the state of Nevada, whose address is 470 Holms Gulch Road, Helena, Montana 59601 (the "OPTIONEE")

RECITALS

A.

OPTIONORS are desirous to grant this OPTION for Seven Thousand Five Hundred ($7,500) Dollars and other good and valuable consideration, to apply to the purchase price.  The OPTIONORS have designated the OPTIONEE to receive this Option pursuant to certain terms and conditions outline below.

B.

The OPTIONORS, along with other owners of certain mineral right have collectively entered into certain oil and gas mineral leases which as of this date are held by Oasis Petroleum, Inc. of Houston, TX.  The properties and the specific terms of the lease agreements for each parcel of land are outlined in Exhibit A.

NOW, THEREFORE, THE PARTIES HERETO COVENANT AND AGREE AS FOLLOWS:

1.

Mineral Rights Subject to Option and Sale

The OPTIONORS hereby grant to the OPTIONEE the option to acquire from the OPTIONORS an undivided Fifty (50%) Percent of the mineral rights described in Exhibit “A” attached hereto (“Mineral Rights”), from the date of execution of this ARGREEMENT (the “OPTION”) until August 31, 2010.  The OPTION shall be subject to all of the terms and conditions contained herein.

2.

Terms of the Option

The OPTION shall be subject to the following terms and conditions:

2.1

The OPTION to purchase an undivided Fifty Percent (50%) Percent of the Mineral Rights from the surface down to and including the Bakken Formation pertaining to the property location described on Exhibit “A” attached to this Option Agreement.

a.

During the term of this AGREEMENT, to exercise the OPTION, the OPTIONEE agrees to deliver by August 31, 2010, a total of Four Hundred Thousand ($400,000) dollars in the form of a cashier’s check, as a down payment to apply to the purchase of the Mineral Rights.  This AGREEMENT must be exercised by the OPTIONEE, by the delivery of a cashier’s check or certified funds wired to the bank account of the Escrow Agent, pursuant to a written Notice of Intent to Exercise the Option, attached hereto as Exhibit "B".  All funds paid to the OPTIONORS by the OPTIONEE will be credited toward the exercise of the Option and the purchase price.

b.

In the event the OPTION is exercised by the OPTIONEE, the OPTIONEE is entitled to purchase the Mineral Rights on an all or none basis for; (i) $400,000 as a cash down payment; (ii) quarterly installment payments consisting of a principle payment in the amount of Thirty Thousand ($30,000) Dollars for Eight (8) consecutive years or thirty two (32) quarters beginning ninety (90) days after the exercise of the Option Agreement and interest combined with the principle on a quarterly installment payments will be calculated on the unpaid principle balance at a rate equal to five (5%) percent per annum or pursuant to the accelerated payment provision; and (iii) a balloon payment in the amount of Two Hundred Eighty Nine Thousand ($289,000) due at the end of the Thirty Two (32) quarterly payments, or whichever occurs first between (ii) and (iii).

c.

OPTIONORS and OPTIONEE agree that in the event commercial wells are successfully drilled by Oasis Petroleum or their assigns on the property covering said mineral rights and the royalty revenue from the undivided 50% of the Mineral Rights acquired pursuant to this Option exceeds the $30,000 quarterly payments, the quarterly payments will be accelerated to Thirty Five (35%) of the revenue attributed to the undivided Fifty Percent (50%) of the mineral rights ownership.  The amount of revenue generated by the Thirty Five (35%) will be paid by the OPTIONEE to the OPTIONORS, which amount will apply to the principal and any interest due OPTIONORS from OPTIONEE.

d.

OPTIONEE shall provide a Notice of Intent to Exercise to the Escrow Agent and to OPTIONORS informing them of its intent to exercise the OPTION within Ten (10) business days (Exhibit “B”).  OPTIONEE or its assign will transfer Four Hundred Thousand ($400,000) Dollars to the trust account or a special account of the Escrow Agent for the benefit of OPTIONORS.  The Mineral Deed will continue to be held by the Escrow Agent until such time as full payment in the amount of One Million Six Hundred Forty Nine Thousand ($1,649,000) Dollars has been made by the OPTIONEE to the OPTIONORS, excluding all interest payments and including the balloon payment after the payment of the thirty two (32) quarterly payments in the amount of $30,000 plus interest.  Within five (5) business days after receipt of funds representing the selling price and all accrued interest due to the SELLER, the Escrow Agent will deliver an executed and notarized Mineral Deed to the BUYER.

e.

OPTIONORS and OPTIONEE agree that the One Million Six Hundred Forty Nine Thousand ($1,649,000) purchase price is predicated on the SELLER conveying One Thousand (824.5) net mineral acres at Two Thousand ($2,000) dollars per mineral acre basis and in the event it is determined pursuant to a comprehensive mineral title search that the net acres owned by the SELLER is greater than or less than Eight Hundred Twenty Four and a half (824.5) net mineral acres, the purchase price shall be adjust accordingly.

f.

In the event that OPTIONEE receives any revenue derived from the grant of an extension, oil lease, bonus or entering into a top lease arrangement, fifty (50%) percent of the revenue received by OPTIONEE will be paid to the OPTIONORS and applied to the purchase price.

2.2

The OPTION shall vest as of the Date of Grant and thereby becomes exercisable subject to the events specified in Section 2.1 (a)(b)(c)(d)(e)(f) above.

2.3

The OPTION may, subject to any limitations set forth in this Agreement, be exercised at any time and from time to time, subject to the terms, conditions and events specified in Section 2.1 (a)(b)(c)(d)(e)(f) above.

2.4

The Mineral Rights purchased by the OPTIONEE purchased pursuant exercise of this OPTION, shall not be subject to obligatory repurchase by the OPTIONORS.

2.5

The term of this OPTION shall terminate on July 1, 2010, subject to certain conditions.

2.6

This OPTION to purchase an undivided fifty (50%) percent of the Mineral Rights may be assigned by the OPTIONEE to an unrelated third party at the option of the OPTIONEE, so long as the party receiving the assignment of this OPTION complies with and meets all the terms and conditions of this AGREEMENT.

3.

Exercise of the Option

The OPTION shall be exercised by delivering to the OPTIONORS a written notice in the form of the document attached hereto as Exhibit B, and by tendering full payment of the Option Price for the undivided Fifty (50%) percent of the mineral rights described in Exhibit A for which exercise is made.

Concurrent the execution of this OPTION AGREEMENT, OPTIONORS and OPTIONEE agree to execute the Escrow Agreement attached as Exhibit C and tender said Escrow Agreement to the designated Escrow Agent or Escrow Company. The OPTIONORS also agree to deliver to the Escrow Agent or Escrow Company all the necessary documents to legally transfer all right, title and interest to the undivided fifty (50%) percent of the Mineral Rights defined in Exhibit A.

4.

Transferability of the Option

The OPTION shall be transferable or exercisable by any person or entity by the OPTIONEE, without prior written approval of the OPTIONORS.

5.

Right of First Refusal

The OPTIONORS agree to grant a right of first refusal to the OPTIONEE, to purchase any additional mineral right to be sold by the OPTIONORS.  In the event the OPTIONORS determine that they are desirous to selling additional mineral rights, they will provide the OPTIONEE a thirty (30) day prior written notice outlining the terms and conditions relating to the proposed sale of mineral rights owned by the OPTIONORS.  In the event the OPTIONEE matches the terms and conditions of any bonafide proposed sale, the OPTIONEE shall have the right to purchase said mineral rights pursuant to the same terms and conditions.

6.

Indemnification by the Optionee

The OPTIONEE agrees to indemnify the OPTIONORS, hold OPTIONORS harmless from and against any loss, claim or liability, including attorney's fees or other legal expenses incurred in the defense thereof, incurred by the OPTIONORS, as a result of any breach by the OPTIONEE of, or any inaccuracy in, any representation, warranty, covenant or other provision contained in this OPTION.

7.

Agreement to Further Legal Review

Both the OPTIONORS and the OPTIONEE confirm that this Option to Purchase Mineral Rights Agreement and the Asset Purchase Agreement (Exhibit D) have not been reviewed by a legal representative of the OPTIONORS, in accordance with and pursuant to the laws of the state of North Dakota.  However, time is of the essence for both the OPTIONORS and the OPTIONEE and both parties agree that even though this AGREEMENT will be duly execute by both the OPTIONORS and the OPTIONEE, the OPTIONORS and the OPTIONEE confirm that it is in the best interest of both parties to have this AGREEMENT and the Asset Purchase Agreement reviewed pursuant to the laws of North Dakota and be subject to amendment, if required, by an attorney licensed by the state of North Dakota.  The attorney to be utilized for the legal review will be determined solely by the OPTIONORS.  In the event there are; 1) amendments required to clarify the intent and purpose of either of the Agreements; 2) terms and conditions need to be added or removed as required to conform to North Dakota regulations or laws; or 3) additional language necessary to have the Option to Purchase and the Asset Purchase Agreement to be in compliance with the laws of the state of North Dakota, both the OPTIONORS and The OPTIONEE agree to accept the required and recommend changes to be consistent with the laws of the state of North Dakota and if a a material difference does exist, the OPTIONORS and the OPTIONEE agree to negotiate in good faith regarding any proposed modifications, except the financial terms and condition shall be fixed as written.

8.

Access to Information

The OPTIONORS agree to make available to the OPTIONEE upon written request, such additional information regarding the Mineral Rights as deemed necessary by the OPTIONEE.

9.

Further Assurances

The OPTIONEE agrees from time to time to execute such additional documents as the OPTIONORS may reasonably require in order to effectuate the purposes of the this Agreement.

10.

Binding Effect

This Agreement shall be binding upon the OPTIONEE and the OPTIONOS and their heirs, successors and assigns, including any qualified successor in interest of the OPTIONEE or OPTIONORS.

11.

Entire Agreement; Modifications

This OPTION and Agreement constitutes the entire agreement and understanding between the OPTIONORS and the OPTIONEE regarding the subject matter hereof.  No waivers, alterations or modifications of the OPTION or this Agreement shall be valid unless in writing and duly executed by the party against whom enforcement of such waiver, alteration or modification is sought.  The failure of any party to enforce any of its rights against the other party for breach of any of the terms of the OPTION or this Agreement shall not be construed a waiver of such rights as to any continued or subsequent breach.

12.

Governing Law

The laws of the State of North Dakota shall govern this OPTION Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

"OPTIONEE"

"OPTIONORS"

By:______________________

By:________________________

Val Holms for Holms Energy, LLC

Evenette Greenfield

By: ________________________

Rocky Greenfield

EXHIBIT A

Legal Description of the Mineral Rights Owned by Optionors

MINERAL DEED

KNOW ALL MEN BY THESE PRESENTS, that TOLL RESERVE CONSORTIUM, LLC 8883 West Flamingo Road, Suite 102, Las Vegas, NV. 89147, herein called "GRANTOR," whether one or more, for and in consideration of the sum of Ten and no/100 Dollars ($10.00), cash in hand paid and other good and valuable considerations, the receipt of which is hereby acknowledged, do hereby grant, bargain, sell, convey, transfer, assign, and deliver of the below described mineral rights unto the HOLMS ENERGY LLC, of 470 Holms Gulch Road, Helena, Montana 59601, a Nevada Limited Liability Company, hereinafter called "GRANTEE," all of Grantor's right, title, and interest in the oil, gas, and other minerals existing between the surface and down to and including the Bakken Formation which may be produced from the following described tracts of land, located in McKenzie County, State of North Dakota; towit:

TOWNSHIP 151 NORTH, RANGE 100 WEST

Section 6:

 Lots 2,3; SW1/4 NE1/4, SE1/4, NWI/4, NW1/4 SE1/4, SE1/4, SE1/4

TOWNSHIP 152 NORTH, RANGE 100 WEST

Section 5:

SW1/4 SW1/4

Section 6:

S1/2 SE1/4, SE1/4 SW1/4, Lot 14

Section 7:

Lots 1,2,3,4; E1I2SW1I4, E1I2, E1I2NW1I4

Section 8:

SE 1/4 SE 114, SW1I4, W1/2NWlf4,SE 114NW1I4, SW1I4SE1I4

Section 9:

Lots 1,2,3,4; SW 1I4NW1I4, NE 1/4SW1I4, SW1I4SE 114,

Sl12SW1I4, NW1/4SWl/4, SE1/4 SE1/4

Section 10:

Lots 2, 3,4; S 1/2 SW1/4

Section 15:

NE 1/4 NW1/4

Section 17:

NE 1/4, E1/2 NW1/4, NW1/4 NW1/4, N1/2SW1/4 NW1/4, SE

1/4, E1/2- SW1/4, S1/2 SW1/4, NW1/4, W1/2 SW1/4

Section 18:

N1/2 NE1/4, NE1/4 NW1/4, Lot 1

Section 20:

All

Section 21:

All

Section 22:

W /2 W1/2, SE1/4 SW1/4, NE1/4 SE1/4, 81/2, SE1/4, NE1/4

SW1/4 NW1/4 SE1/4, E1/2NWl/4

Section 23:

W1/2SWl/4

Section 29:

NE1/4, N1/2NW1/4

Section 30:

Lots 3,4; El/2SWl/4, W1/2SE 1/4

Section 31:

Lots 1,2,3,4; E1/2W1/2, E1/2

Section 32:

SE 1/4NW1/4, W1/2W1/2, NE 1/4SW 1/4

TOWNSHIP 152 NORTH, RANGE 101 WEST

Section 1:

SE 1/4SE 1/4

Section 12:

SE1/4NE1/4, E1/2SE1/4, NE1/4NE1/4

Section 13:

N1/2NE1/4, NW1/4

Section 24:

SW1/4

Section 25:

NW 1/4NE 1/4, S1/2NE 1/4, N1/2NW 1/4, SE1/4NW1/4, NE 1/4SW

1/4, N1/2SE1/4, SE1/4SE1/4

Section 26:

SE 1/4

Section 35:

NE 1/4NE 1/4, S1/2NE 1/4, SE 1/4NW1/4

together with the right to ingress and egress at all times for the purpose of mining, drilling, exploring, operating, and developing said lands for oil, gas, and other minerals and storing, handling, transporting, and marketing the same therefrom with the right to remove from said land all of Grantee's property and improvements.

This sale is made subject to any rights now existing to any lessee or assigns under any valid and subsisting mineral1ease of record heretofore executed; it being understood and agreed that said Grantee shall have, receive, and enjoy the herein granted undivided interest in and to all bonuses, rents, royalties, and other benefits which may accrue under the terms of said lease insofar as it covers the above-described land from and after the date hereof, precisely as if the Grantee herein had been at the date of the making of said lease the owner of a similar undivided interest in and to the lands described and Grantee one of the lessor therein.

Grantors agree to execute such further assurance as may be requisite for the full and completed enjoyment of the rights herein granted and likewise agrees that Grantee herein shall have the right at any time to redeem for said Grantors by payment any mortgage, taxes, or other liens on the above-described land, upon default in payment by Grantor, and be subrogated to the rights of the holder thereof.

TO HAVE AND TO HOLD, the above-described property and easement with all and singular the rights, privileges, and appurtenances thereto or in any wise belonging to said Grantee herein, their heirs, successors, personal representatives, successors, and assigns forever and does hereby agree to defend all and singular the said property unto the said Grantee herein, their heirs, successors, personal representatives, and assigns against every person whomsoever claiming or to claim the same or any part thereof.

EXHIBIT B

NOTICE OF INTENT TO EXERCISE PURCHASE OF MINERAL RIGHTS

To:

________________________

________________________

________________________

Please be advised that the undersigned hereby exercises the OPTION to purchase the Mineral Rights, granted to the undersigned pursuant to the terms of a Option to Purchase Mineral Rights Agreement (the "Agreement") dated _______ ____, 2010.

I/We hereby elect to purchase said mineral rights pursuant to the terms and conditions of the OPTION Agreement.  Prior deposits to be credited, certified check or wire transfer in the amount of Four Hundred Thousand ($400,000) dollars, the aggregate OPTION price for the Mineral Rights defined in Exhibit A, exercise is hereby made, accompanies this notice.

Date: ______________  ______, 20____.

OPTIONEE: _____________________

EXHIBIT C

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made and entered into as of this _____ day of June, 2010, pertaining to the Option To Purchase Mineral Rights, by and among  Rocky and Evenette G. Greenfield, as individuals, whose address is 14605 West Taylor Road, Cheney, Washington  (the “OPTIONORS" or “SELLERS”), is executed, effective as of this date, by and between the OPTIONORS and Holms Energy LLC, a Limited Liability Company organized pursuant to the laws of the state of Nevada, whose address is 470 Holms Gulch Road, Helena, Montana 59601 (the "OPTIONEE"or “BUYER”) and _____________________, Esq. (“Escrow Agent”).

RECITALS

SELLERS and BUYER are parties to an existing Option to Purchase Mineral Rights Agreement (“Option Agreement”) dated June 18, 2010. In accordance with Section ____ of the Option Agreement, if Buyer desires to exercise the Option Agreement, Buyer agrees to deposit Four Hundred Thousand ($400,000) Dollars into the Escrow or Trust Account controlled by the Escrow Agent.

In accordance with the Option Agreement, the necessary documents, including a Mineral Deed to convey all right, title and interest to an undivided Fifty (50%) Percent interest in the mineral rights from the surface down to and including the Bakken Formation owned by the Sellers, will be deposited with and held by the Escrow Agent, as described in Exhibit A attached hereto.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1

ESTABLISHMENT OF ESCROW

Within Ten (10) business days from the execution of this Agreement, a Mineral Deed will deliver to the Escrow Agent as holder.  From and after the Effective Date, the Option to Purchase Mineral Rights shall be available to exercise and the Mineral Rights shall be available to be purchased by Seller, pursuant to the terms and conditions defined in the Option to Purchase Agreement.  In the event the Option to purchase the Mineral Rights is not exercise during the term of this agreement, then the Mineral Rights shall be retained by the SELLERS and the seven thousand five hundred ($7,500) paid by the BUYER to the SELLER as a consideration of granting the Option to Purchase, shall be retained by the SELLER as liquidated damages.

ARTICLE 2

NOTICE OF INTENT TO EXERCISE

In accordance with the Option Agreement and pursuant to certain terms and conditions, BUYER is entitled to purchase the Mineral Rights on an all or none basis for; (i) $400,000 as a cash down payment; (ii) quarterly installment payments consisting of a principle payment in the amount of Thirty Thousand ($30,000) Dollars for Eight (8) consecutive years or thirty two (32) quarters, beginning ninety (90) days after the exercise of the Option Agreement and interest combined with the principle on a quarterly installment payments will be calculated on the unpaid principle balance at a rate equal to five (5%) percent per annum and a balloon payment in the amount of Two Hundred Eighty Nine Thousand ($289,000) due at the end of the Thirty Two (32) quarterly payments; or (iii) pursuant to the accelerated payment provision as defined in Option Agreement, whichever shall occur first.

BUYER and SELLER agree that in the event commercial wells are drilled on the property covering the said mineral rights and if Thirty Five (35%) of the revenue attributed to the undivided Fifty Percent (50%) of the mineral rights ownership exceeds Thirty Thousand ($30,000) per quarter, the BUYER will pay this amount to the SELLER, which will apply to the principle due SELLER from BUYER.

BUYER shall promptly provide notice to the Escrow Agent and to SELLER informing them of its intent to purchase the Mineral Rights.  Within five (5) business days after the issuance of the Notice of Intent to Exercise (Exhibit “B”), BUYER or its assign will transfer Four Hundred Thousand ($400,000) Dollars to the trust account of the Escrow Agent for the benefit of SELLER.  The Mineral Deed will continue to be held by the Escrow Agent until such time as full payment in the amount of One Million Six Hundred Forty Nine Thousand ($1,649,000) in principal payments have been made by the BUYER to the SELLER, excluding all interest payments.   Within five (5) business days after receipt of the principal amount of $1,649,000 and all interest due the SELLER, the Escrow Agent will deliver an executed and notarize Mineral Deed to the BUYER.

BUYER and SELLER agree that the One Million Six Hundred Forty Nine Thousand ($1,649,000) purchase price is predicated on the SELLER conveying Eight Hundred Twenty Four and One Half (824.5) net mineral acres at Two Thousand ($2,000) dollars on a net mineral per acre basis and in the event it is determined pursuant to a comprehensive mineral title search that the net acres owned by the SELLER is greater than or less than Eight Hundred Twenty Four and a Half  (824.5) net mineral acres, the purchase price shall be adjust accordingly using $2,000 per net mineral acres as the amount to be adjusted on a per acre basis.

ARTICLE 3

DUTIES; TERM; EXPIRATION; LIMITS

3.1

Rights and Obligations of the Parties.  The Escrow Agent shall be entitled to such rights and shall perform such duties of the escrow agent as set forth herein (collectively, the “Duties”).  BUYER and SELLER shall be entitled to their respective rights and shall perform their respective duties and obligations as set forth herein and in the Option Agreement, in accordance with the terms hereof and thereof.  Except as to the Duties of the Escrow Agent, in the event that the terms of this Agreement conflict in any way with the provisions of the Option Agreement shall control.

3.2

Term - General.  The term of escrow shall commence on the same Date as the Execution of the Option to Purchase Mineral Rights Agreement or this Agreement, which ever shall occur last and shall terminate upon the later of August 31, 2010, if the Option to Purchase is not exercised, or Three (3) days after the date that the SELLER has received all of the funds from the BUYER and the transaction completed.

3.3

Expiration of Term - No Claim Pending.  If, at the expiration of the escrow term provided in Section 3.2 above, either (i) no Notice of Intent to Exercise has been received by Escrow Agent; or (ii) no written agreement signed by SELLER and BUYER to extend the Escrow have been received, the Escrow Agent shall deliver the Mineral Deed to SELLER and the Escrow will be closed.

3.4

Effect of Final Delivery.  Notwithstanding the expiration of the term of the escrow, this Agreement shall continue in full force and effect until the Escrow Agent has delivered Mineral Deed to the BUYER and the proceeds from the exercise of the Option to purchase the Mineral Rights pursuant to the terms hereof or until such time as the Mineral Purchase Agreement has been terminated by the SELER.  After the Mineral Deed and funds have been so delivered, all rights, duties and obligations of the respective parties hereunder shall terminate.

3.5

Dispute Resolution.  Except for claims relating to actual fraud or requesting an equitable remedy, including, without limitation, injunctive relief or specific performance, if the parties are unable to resolve any disputes hereunder, such dispute shall be submitted to final and binding arbitration before JAMS in Spokane, Washington, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq.  Either party may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with JAMS, with a copy to the other parties.  The arbitration will be conducted in accordance with the provisions of JAMS’ Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration.  The parties will cooperate with JAMS and with one another in selecting an arbitrator from JAMS’ panel of neutrals, and in scheduling the arbitration proceedings.  The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs.  The provisions of this Section 3.5 may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all Losses to be paid by the party against whom enforcement is ordered.

ARTICLE 4

THE ESCROW AGENT

4.1

Liability.  In performing any of its Duties under this Agreement, or upon the claimed failure to perform its Duties hereunder, the Escrow Agent shall not be liable to anyone for any damages, losses or expenses which they may incur as a result of the Escrow Agent so acting or failing to act; provided, however, that Escrow Agent shall be liable for damages arising out of its willful misconduct or gross negligence under this Agreement.  Accordingly, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the purported proper person or persons and to conform with the provisions of this Agreement.  The limitation of liability provisions of this Section 5.1 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

4.2

Resignation.  The Escrow Agent may resign at any time from its obligations under this Agreement by providing written notice to the parties hereto.  Such resignation shall be effective not later than sixty (60) days after such written notice has been given.  The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent.  If a successor escrow agent is not selected within sixty (60) days of the resignation of Escrow Agent, the Escrow Agent shall have the right to institute a bill of interpleader or other appropriate judicial proceeding in any court of competent jurisdiction, and shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its possession under the terms of this Agreement, whereupon the parties hereto agree Escrow Agent shall be discharged from all further duties under this Agreement.  The Escrow Agent may be removed for cause by BUYER or SELLER.

4.3

Expenses of Escrow Agent.  BUYER and SELLER shall each be liable for Fifty Percent (50%) the fees and expenses of the Escrow Agent.  Said Expense shall be approved in advance by the SELLER and the BUYER.

4.4

Indemnification and Hold Harmless.  SELLER and BUYER hereby, jointly and severally, agree to indemnify and hold the Escrow Agent and its directors, employees, officers, agents, successors and assigns harmless from and against any and all losses, claims, damages, liabilities and expenses, including without limitation, reasonable costs of investigation and counsel fees and disbursements (both at the trial and appellate levels) which may be imposed on the Escrow Agent or incurred by it in connection with its acceptance of this appointment as the Escrow Agent hereunder or the performance of its duties (except in connection with its willful misconduct or gross negligence), including, without limitation, all losses, damages, liabilities and expenses (including counsel fees and expenses) incurred in connection with any litigation arising from this Agreement, the Merger Agreement or the subject matter thereof.  The indemnification provisions contained in this Section 5.4 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

ARTICLE V

TERMINATION OF MINERAL RIGHTS PURCHASE AGREEMENT

5.1

Financial Solvency of BUYER.  BUYER agrees that as a part of its material inducement to SELLER to enter this Agreement, it shall provide SELLER with at least one hundred and twenty (120) days’ written notice hereunder of its intent to file a petition in Bankruptcy, whether it be for a Chapter 7, 11, 13 or any other such petition.  SELLER shall have the right to immediately terminate this Mineral Purchase Agreement by giving written notice to BUYER, in the event BUYER does any of the following: a) provides notice hereunder of its intent to file (or does actually file without providing said notice) a petition in bankruptcy, b) attempts to make an assignment hereof for the benefit of creditors, c) discontinues or dissolves its business, or d) if a receiver is appointed for BUYER.

5.2

Financial Breach.  In the event BUYER has breached its obligations of this Agreement, SELLER shall provide BUYER with written registered notice of said breach, and BUYER shall have a period of thirty (30) days from the receipt of said notice to cure said breach.  In the event BUYER does not fully cure the breach within that thirty (30) day period and alleging grounds for its non-payment thereof, this Agreement shall be automatically terminated without further notice or action by SELLER.  Notwithstanding BUYER’s rights to cure herein, in the event BUYER commits a Financial Breach more than three times within any calendar year within the term of this License Agreement, SELLER shall have the option and be entitled to give notice of breach which shall become effective immediately upon BUYER’s receipt of said Notice, and for which BUYER shall not have any further right of “cure.”

5.3

Late Payment Penalty.  In the event any quarterly payment is more than ten (10) days late, there shall be a late payment penalty added in the amount equal to 1% of the then due quarterly payment.

ARTICLE 6

MISCELLANEOUS

6.1

Transferability.  The SELLER has the right to sell, convey and transfer all its right title and interest in this agreement to any third party without written consent from BUYER.  In the event the SELLER decides to sell its interest to a third party, they shall first grant the BUYER a thirty (30) day right of first refusal to match the proposed terms and conditions of the  proposed sale.  The same thirty (30) day right of first refusal shall be granted by the SELLER to the BUYER as it relates to the remaining undivided fifty (50) percent ownership in the mineral rights retained by the SELLER.

6.2

Prepayment.   There will be no pre-payment penalty in the event the BUYER purchases the undivided fifty (50%) mineral rights prior to the date the installment and balloon payments are due from the BUYER.

6.2

Notices.  Any notices or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if sent by (i) registered or certified mail, postage prepaid, addressed as follows, (ii) facsimile to the facsimile numbers identified below or (iii) overnight courier (such as UPS or FedEx), addressed as follows:

If to BUYER:

If to SELLER:

If to Escrow Agent:

Or such other person or address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed.

6.3

Construction.  The validity, enforcement and construction of this Agreement shall be governed by the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

6.4

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, assigns and transferees, as the case may be.  Escrow Agent shall not be charged with notice or knowledge of any such ancillary document, fact or information not specifically set forth herein.  Escrow Agent shall undertake to perform only such duties as are expressly set forth herein and no additional or implied duties or obligations shall be read into this Agreement against the Escrow Agent.

6.5

Severability.  If any provision or section of this Agreement is determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain enforceable in accordance with their terms.

6.6

Interpretation.  The headings and subheadings contained in this Agreement are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.  This Agreement shall be construed and interpreted without regard to any rule or presumption requiring that it be construed or interpreted against the party causing it to be drafted.

6.7

Execution in Counterparts.  This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

6.8

Amendments.  This Agreement may be amended from time to time but only by written agreement signed by all of the parties hereto.

6.9

Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes any and all prior understandings, agreements, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

BUYER: HOLMS ENERGY, LLC. By:_______________________ Name: Val Holms Title: Managing Partner
ESCROW AGENT
________________________, as Escrow Agent

SELLERS By:___________________________ Name: ________________________ By:___________________________ Name:_________________________

EXHIBIT D

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT dated as of ____________, 2010_ (this “Agreement”) by and among Holms Energy LLC, a Nevada Limited Liability Company (the “Buyer”) and Evenette and Rocky Greenfield, (the “Sellers”; each a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, the Sellers and the Buyer executed an Option to Purchase Assets Agreement dated June ___, 2010, pursuant to which the Buyer was granted an option (the “Option”) to acquire certain mineral rights owned by the Sellers known as the “Greenfield Assets”.  Simultaneously with the execution of this Agreement, the Buyer gave written notice of its intent to exercise the Option in accordance with the terms thereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the Buyer and the Sellers hereto agree as follows:

Purchase and Sale of the Greenfield Assets.  Upon the terms and subject to the conditions of this Agreement, at the Closing the Sellers shall sell, transfer, convey, assign and deliver free from all liens, charges and encumbrances to the Buyer, and the Buyer shall purchase, acquire and accept from the Sellers, on the Closing Date (as defined herein), all right, title and interest in and to the Greenfield Assets owned by the Sellers as described in Exhibit A and to the contracts, leases and agreements listed in Exhibit C (the “Assumed Contracts”).

Assumption of Liabilities; Excluded Liabilities.

Except for the Assumed Contracts listed in Exhibit C, the Buyer shall not assume or be bound by any obligations or liabilities of the Sellers or any Affiliate of the Sellers of any kind or nature, known, unknown, accrued, absolute, contingent or otherwise, whether now existing or hereafter arising.

Purchase Price.

(a)

The aggregate purchase price (the “Purchase Price”) for the Greenfield Assets shall be on an all or none basis for; (i) $400,000 as a cash down payment; (ii) quarterly installment payments consisting of a principle payments in the amount of Thirty Thousand ($30,000) Dollars for Eight (8) consecutive years or thirty two (32) quarters beginning ninety (90) days after the exercise of the Option Agreement and interest combined with the principle on a quarterly installment payments will be calculated on the unpaid principle balance at a rate equal to five (5%) percent per annum or pursuant to an accelerated payment provision defined in Section 1.3(b); and (iii) a balloon payment in the amount of Two Hundred Eighty Nine Thousand ($289,000) due at the end of the Thirty Two (32) quarterly payments, or whichever occurs first between (ii) and (iii).

(b)

In the event commercial wells are successfully drilled by Oasis Petroleum or their assigns on the property covering said mineral rights and the royalty revenue from the undivided 50% of the Mineral Rights acquired pursuant to this Option exceeds $30,000 quarterly payments, the quarterly payments will be accelerated to Thirty Five (35%) of the revenue attributed to the undivided Fifty Percent (50%) of the mineral rights ownership, whichever is greater.  The amount of revenue generated by the Thirty Five (35%) will be paid by the OPTIONEE to the OPTIONOR, which amount will apply to the principal and any interest due OPTIONOR from OPTIONEE.

(c)

On the Closing Date, the Sellers shall deliver all the necessary documentation to confirm that all right, title and interest to the Greenfield Assets have been legally conveyed to the Buyer and deeds to the mineral rights filed in the McKenzie county in the state of North Dakota.

Closing; Closing Date.   The closing of the purchase and sale provided for in this Agreement (herein called the “Closing”) shall be held at the offices of _______________ on or before the fifth business date after the date hereof or such other location, date and time as to which the parties may agree (such date and time being referred to herein as the “Closing Date”).

Items to be Delivered at the Closing by Sellers.  At the Closing, the Sellers shall deliver or cause to be delivered to the Buyer:

An executed Bill of Sale in form reasonably satisfactory to the Buyer.

If required by the Buyer, lien searches and such other instruments showing that there were no financing statements, judgments, taxes or other liens outstanding against the Greenfield Assets sold pursuant to this Agreement.

All consents required with respect to the assignment of the Assumed Contracts.

Requisite consent or approval of the Seller related to the conveyance of the Greenfield Assets.

Items to be Delivered Pursuant to the Exercise of the Option at the Closing by Buyer.  At the Closing, the Buyer shall deliver to the Sellers:

Cash payment of $400,000.

Post-Closing Access.

After the Closing, the Buyer agrees upon request to provide to the Sellers and its accountants and attorneys, for any reasonable legal or business purpose, including defending third party claims and preparing such tax returns of the Sellers as may be reasonably required after the Closing, copies of relevant portions of the books and records of the Buyer under this Agreement.

Further Assurances.

Each Party shall, from time to time on being reasonably required to do so by the other Party, now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the other Party as the other Party may reasonably consider necessary for giving full effect to this Agreement and securing to the other Party the full benefit of the rights, powers and remedies conferred upon the other Party in this Agreement.

The Sellers shall promptly transfer or deliver to the Buyer any of the Greenfield Assets delivered to, or retained or received by, Sellers after the Closing Date.

Allocation of Purchase Price.  The Purchase Price shall be allocated among the Assets being sold and transferred hereunder in the manner required by Treasury Regulation §1.1060-1T as determined by the Buyer (the “Allocation”).  The Parties agree that: except as otherwise required by law (i) the Allocation shall be binding on the parties for all federal, state, local and foreign tax purposes, and (ii) the parties, if required, shall file respective federal income tax returns consistent IRS Forms 8594 - Asset Acquisition Statements under Section 1060, including any required IRS forms, Schedules or amendments thereto, which shall reflect the allocation set forth in the Allocation pursuant to this Section.

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers hereby represents and warrants to the Buyer as follows:

Organization and Qualifications of Sellers.  The Sellers is a corporation duly formed, validly existing and in good standing under the laws of the state of Nevada with all requisite power and authority to own, sell and transfer the Greenfield Assets and to carry on its business as currently conducted.

Authority; Binding Obligation.  The Sellers have the requisite authority and power to enter into, execute and deliver this Agreement and each agreement, document and instrument to be executed and delivered by the Sellers, pursuant to this Agreement (collectively the “Seller’s Documents”) and to perform their respective obligations hereunder.  The execution, delivery and performance by the Sellers of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Sellers.  This Agreement has been duly executed and delivered by the Sellers and constitutes a valid and binding obligation of the Sellers, enforceable in accordance with its terms hereof and each of the Seller’s Documents constitutes, or when executed and delivered will constitute, valid and binding obligations of the Sellers, enforceable in accordance with their terms.

No Conflict; Required Consents.  The execution, delivery and performance by the Sellers of this Agreement and the Seller’s Documents, the fulfillment of and compliance with the terms and provisions hereof and the consummation by the Sellers of the transactions contemplated hereby.

Personal Property.

The Sellers have good title to, or a valid legal interests in or valid rights under contract to sell and transfer, all of the mineral rights and existing leases to be sold, transferred and conveyed to the Buyer.  None of mineral assets or mineral leases are subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance, fixed charge or floating charge, or other charge except as specifically disclosed.

The Greenfield Assets will be sufficient to allow the Buyer to utilize in any manner deemed appropriate subsequent to the Closing.  The Sellers are the legal and beneficial owner of the Greenfield Assets, free and clear of any lien, encumbrance, pledge, mortgage, security interest, lease charge, conditional sale’s contract, option, restriction, reversionary interest right of first refusal, voting trust arrangement, preemptive right, claim under bailment or storage contract, easement or any other adverse claim or right whatsoever, and the Sellers have full right, power and authority to sell, transfer, assign, convey and deliver all of the Greenfield Assets to be sold by it hereunder and delivery thereof will convey to the Buyer good, absolute and marketable title to said Greenfield Assets, free and clear of any liens.  Upon delivery of the Greenfield Assets to the Buyer pursuant to the provisions of this Agreement, the Buyer will acquire good, valid and marketable title to the Greenfield Assets, free and clear of any and all liens.  The Greenfield Assets will be transferred pursuant to a Mineral Deed in a form that is approved by the Buyer and the Sellers.

Taxes.

The Sellers confirm that they shall pay any taxes of any kind due relating to itself or the sale of the Greenfield Assets that have or may become due for all periods which end prior to or which include the Closing Date.

Material Contracts.  The Sellers have provided to the Buyer a true, correct and complete list of all material and contracts to be assumed (the “Material Contracts”) to which the Sellers are a party or bound which affect, directly or indirectly, any of the Greenfield Assets (“Exhibit ___”).  All the Material Contracts are assignable and the Sellers are not a party to or subject to any written agreement, arrangement or understanding, which, either individually or in the aggregate, are material to the sale of the Greenfield Assets by the Sellers to the Buyer.  All such Material Contracts are valid, subsisting, in full force and effect and binding upon the Sellers and the other Parties thereto and enforceable in accordance with their terms, subject to the qualifications that enforcement of the rights and remedies created thereby are subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law).  The Sellers confirms that they has satisfied in full or provided for all its liabilities and obligations thereunder requiring performance prior to the date hereof, is not in default under any of them, nor does any condition exist that with notice or lapse of time would constitute such a default

Compliance With Laws.   The Sellers have all permits, registrations, licenses, certifications, orders and other approvals which are material to the Greenfield Assets and is in compliance in all material respects with all applicable Federal, state, local or foreign statutes, ordinances, orders, judgments, decrees and rules and regulations promulgated by any governmental authority which is required for it to operate the Greenfield Assets as presently conducted and all such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is pending or, to the  knowledge of the Sellers, threatened and Sellers have not received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation relating to the Greenfield Assets.

Certain Business Practices.   The Sellers, consultants or other representative of the Sellers or any other person acting on behalf of the Sellers have, directly or indirectly, ever given or agreed to give any illegal, unethical or improper gift or similar benefit to any customer, supplier, distributor, governmental employee or other Person who is or may be in a position to help or hinder the Sellers or assist the Sellers in connection with any actual or proposed transaction relating to the Greenfield Assets.

Copies of Documents.   The Sellers have made available for inspection and copying by the Buyer and its counsel complete and correct copies of all documents that are material to the Greenfield Assets.

Broker Fees.   No broker or finder is entitled to any brokerage fees, commission or finders’ fee in connection with the transactions contemplated by this Agreement or any other agreement contemplated hereby.

Greenfield Assets.   Upon the Closing, the Sellers shall have conveyed, transferred and assigned to the Buyer all assets, contracts and information with respect to the Greenfield Assets required to be delivered pursuant to this Agreement, which will allow the Buyer to operate the Greenfield Assets after the Closing Date in the manner reasonably conducted and utilized by the Sellers prior to the Closing Date.

Disclosure.   None of the representations or warranties of the Sellers contained in this Agreement and in the certificates, exhibits and schedules delivered by the Sellers pursuant to this Agreement contain any untrue statement of a material fact, or omit to state a material fact necessary in order to prevent such representations and warranties from being misleading in light of the circumstances under which they were made.

REPRESENTATIONS AND WARRANTIES OF THE BUYER; COVENANTS

The Buyer hereby makes the following representations and warranties to the Sellers.

Organization; Authority; Binding Obligation.    The Buyer is duly organized, validly existing and in good standing under the laws of the State of Nevada.  The Buyer has the requisite authority and power, pursuant to a resolution passed by the majority of its board of directors to enter into, execute and deliver this Agreement and each agreement, document and instrument to be executed and delivered by the Buyer pursuant to this Agreement (collectively the “Buyer Documents”) and to perform its obligations hereunder.  The execution, delivery and performance by the Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Buyer.  This Agreement has been duly executed and delivered by the Buyer and each of the Buyer Documents constitutes, or when executed and delivered will constitute, valid and binding obligations of the Buyer, as the case may be, enforceable in accordance with their terms.

No Conflict; Required Consents.   The execution, delivery and performance by the Buyer of this Agreement and the Buyer Documents, the fulfillment of and compliance with the terms and provisions hereof and thereof and the consummation by  the Buyer of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate or result in any violation pursuant to any provision of, the Governing Documents of the Buyer, as the case may be; (ii) conflict with, result in any material breach of, or constitute a material default (or an event that with notice or lapse of time or both would become a default) or result in the termination or acceleration under any material agreement to which the Buyer is a party or by which the Buyer may be bound; or (iii) except as set forth herein, require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Agreement.

Broker Fees.   No broker or finder is entitled to any brokerage fees, commission or finders’ fee in connection with the transactions contemplated by this Agreement or any other agreement contemplated hereby.

Disclosure.   None of the representations or warranties of the Buyer contained in this Agreement and in the certificates, exhibits and schedules delivered by the Buyer pursuant to this Agreement contain any untrue statement of a material fact, or omit to state a material fact necessary in order to prevent such representations and warranties from being misleading in light of the circumstances under which they were made.

COVENANTS

Notice of Default.   Promptly upon the occurrence of, or promptly upon the Parties becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to such Party prior to the date hereof, of any of the representations, warranties or covenants of such Party contained in or referred to in this Agreement or in any Schedule referred to in this Agreement, or of its inability to satisfy any conditions of Closing, such Party shall give detailed written notice thereof to the other Party and shall use its best efforts to prevent or promptly remedy the same.

Consummation of Agreement.   The Parties hereto shall use their best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.  Until the Closing or the termination of this Agreement, except as mutually agreed in writing by the Parties, neither the Sellers nor any of their employees, representatives or agents shall, directly or indirectly, solicit, encourage, initiate or induce the making of any inquiries or proposals for the acquisition of any of the Greenfield Assets,  or engage in negotiations relating to the foregoing or otherwise cooperate in any way with, or accept any proposal relating to the foregoing from, any Person or group other than the Buyer and their respective representatives or agents, and the Seller shall restrict any representative or agent from doing any of the foregoing.

Notice to Third Parties.  After the Closing, at the request of the Buyer, the Sellers and the Buyer shall send a jointly executed letter to those persons and entities as the Buyer may request notifying such persons or entities of the consummation of the transactions contemplated by this Agreement.

Confidentiality.   The Sellers agree that, after the Closing has been consummated, that each Party and its respective officers, directors, agents, representatives and employees and affiliates (collectively, its “Representatives”) will hold in strict confidence, and will not distribute or make available, any confidential or proprietary data or information that is used in connection with or related to the Greenfield Assets:

information which, as of the date hereof, is published or otherwise generally available to the public;

information which after the date hereof becomes available to the public other than through an act or omission of the Sellers or its Representatives which is in violation of the provisions hereof;

information rightfully acquired from a third party which did not obtain such information under a pledge of confidentiality;

information which is developed by the disclosing Party independently of the relationship established by this Agreement; or

information which is compelled to be disclosed by legal process, in which case the Sellers shall notify the Buyer as soon as practicable after it becomes aware of such requirement, and shall cooperate with the Buyer in obtaining a protective order.

Maintenance of Insurance.  Until the Closing Date, the Sellers will maintain in full force and effect any applicable insurance policies, and will comply with all laws affecting the operation of the Greenfield Assets consistent with prior practices and will give the Buyer notice of any unusual event or circumstance affecting the Greenfield Assets which the Sellers become aware of; provided, however, that the Buyer shall be responsible for procuring its own insurance policies on and after the Closing.

Supplements to Schedules.  Prior to the Closing, the Parties will supplement or amend the Schedules hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedules.  No supplement or amendment of the Schedules made pursuant to Section 4.9 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the other Parties specifically agree thereto in writing.

Compliance.   Each Party shall use its best efforts to take or cause to be taken, all action and do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, to obtain all consents, approvals and authorization of third parties, and to make all filings with and give all notices to third parties which may be necessary or required to be obtained by it in order to effectuate the transactions contemplated hereby and to otherwise comply and fulfill such Party’s obligations hereunder and thereunder.

Severability of Covenants.  The Sellers and the Buyer agree that the foregoing covenants are reasonable and valid in geographical and temporal scope and in all other respects and that the Sellers have received full and adequate consideration therefore.  If any court determines that any of such covenants or any part thereof is invalid or unenforceable, the remainder of such covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.  If any court determines that any of the foregoing covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, and should such court reduce the duration or scope of such provision, as the case may be, such provision in its reduced form shall then be enforceable.

CONDITIONS OF CLOSING

Conditions to the Obligations of the Buyer.   The obligation of the Buyer to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of all of the following conditions precedent and the delivery of the following documents:

Representations and Warranties.  Each of the representations and warranties of the Sellers contained in Article II shall be true and correct in all material respects as though made on and as of the Closing.

Covenants.  The covenants and agreements contained in this Agreement to be complied with by the Sellers at or before the Closing shall have been complied with in all material respects.

Delivery of Required Consents.  The Sellers shall deliver to the Buyer the consents required pursuant to Section 1.5(d).

Certificate from Sellers.  The Sellers shall deliver to the Buyer a certificate signed by the Sellers and addressed to the Buyer dated as of the Closing to the effect that the statements set forth in paragraph (a), (b) and (c) above in this Section 4.1 are true and correct.

Deliveries of the Sellers. All deliveries required to have been made by the Sellers under Section 1.5 at the Closing shall have been delivered.

Conditions to Obligations of Sellers.   The Sellers’ obligation to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of all of the following conditions precedent and the delivery of the following documents:

Representations and Warranties.  Each of the representations and warranties the Buyer contained in Article III shall be true and correct in all material respects as though made on and as of the Closing.

Covenants.  The covenants and agreements contained in this Agreement to be complied with by the Buyer at or before the Closing shall have been complied with in all material respects.

Certificate from Managing Partner.  The Buyer shall deliver to the Sellers a certificate signed by the Buyer and addressed to the Sellers dated as of the Closing to the effect that the statements set forth in paragraph (a) and (b) above in this Section are true and correct.

Deliveries of the Buyer.  All deliveries required to have been made by the Buyer under Section 1.6 at the Closing shall have been delivered.

Conditions to Obligations of All Parties to Close.   The respective obligations of each Party hereunder are subject to the satisfaction, at or before the Closing, of all of the conditions set out below.

Absence of Litigation.  There shall not have been issued and be in effect any preliminary or permanent injunction or other order of any court or tribunal of competent jurisdiction which (i) prohibits or makes illegal the purchase by the Buyer of the Greenfield Assets, (ii) would require the divestiture by the Buyer of all or a material portion of the Greenfield Assets as a result of the transactions contemplated hereby, or (iii) would impose limitations on the ability of the Buyer to effectively exercise full rights of ownership of the Greenfield Assets, or of a material portion of the Greenfield Assets as a result of the transactions contemplated by this Agreement, or (iv) under any Applicable Law, enjoins or otherwise materially impairs the consummation of the transactions contemplated by this Agreement.  “Applicable Law” shall mean, with respect to any Person, any domestic or foreign, federal, state or local statute law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any authority applicable to such Person or any of its affiliates or any of their respective properties, assets, officers, directors general partners, managers, employees, consultants or agents (in connection with such officer’s director’s general partner’s, manager’s employees, consultant’s or agent’s activities on behalf of such Person or by one of its affiliates).

No Injunction.  On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which the Buyer deems unacceptable in its sole discretion.

RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

Survival of Warranties.   With the exception of those covenants which are to be performed after the Closing which shall survive until a claim thereon is barred by the applicable statute of limitation, each representation, warranty, covenant and agreement contained herein or in any Sellers’ Documents or Buyer Documents shall survive the execution and delivery of this Agreement and the Closing and shall thereafter terminate and expire on the third (3rd) anniversary of the Closing Date (or such longer period as set forth in the succeeding sentences).  The obligation of the Sellers to indemnify the Buyer with respect to any liability of the Sellers not expressly assumed hereunder by the Buyer, shall survive until the third (3rd) anniversary of the Closing Date.  There shall be no limit on the survival of the indemnification obligations of the Sellers for breaches of the representations or warranties made as to the transfer of legal and valid title to the Greenfield Assets.  The indemnification obligations of the Sellers for breaches of the representation and warranties made with respect to Taxes or Tax matters shall survive until ninety days following the expiration of the applicable statute of limitations.  If written notice of a claim has been given prior to the expiration of the applicable representation, warranty, covenant or agreement, than such claim shall survive the expiration of the relevant representation, warranty, covenant or agreement until the final resolution of such claim.

Delivery of Property Received by the Sellers or the Buyer after Closing.  From and after the Closing, the Buyer shall have the right and authority to collect, for the account of the Buyer, all Greenfield Assets which shall be transferred or are intended to be transferred to the Buyer as part of the Greenfield Assets as provided in this Agreement.  The Sellers agree that it will transfer or deliver to the Buyer promptly after the receipt thereof; any other property which the Sellers receive after the Closing Date in respect of any assets transferred or intended to be transferred to the Buyer as part of the Greenfield Assets under this Agreement.

TERMINATION

Right to Terminate.   Notwithstanding anything to the contrary set forth in this Agreement, this Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing:

by mutual written consent of the Parties hereto;

by the Sellers if the Buyer (i) breaches its representations and warranties, (ii) fails to comply with any of its covenants or agreements contained herein, or (iii) if any of the conditions to closing set forth are not satisfied or capable of being satisfied on or before the Closing Date; or

by the Buyer if the Sellers (i) breaches its representations and warranties, (ii) fails to comply with any of its covenants or agreements contained herein, or (iii) if any of the conditions to closing set forth are not satisfied or capable of being satisfied on or before the Closing Date.

Obligations to Cease.   Subject to the next sentence, if this Agreement is terminated pursuant to Section 6.1 hereof, all rights and obligations of the Parties under this Agreement shall thereafter terminate and there shall be no liability of any party hereto to any other Party except for the obligations set forth in Sections 8.1 and 8.8 hereof.  Termination of this Agreement pursuant to Section 6.1 shall not, however, limit or impair any remedies that the terminating Party may have with respect to a breach or default by the other Party prior to the date of termination of its representations, warranties, covenants or agreements or obligations under this Agreement.

Termination Upon Default.   Either party may terminate this Agreement by giving notice to the other on or prior to the Closing Date, without prejudice to any rights or obligations it may have, if (a) after written notice of termination specifying the subsection of Section 6.1 in the case of a breach which  is by nature incapable of being cured, or written notice of the termination specifying the subsection of Section 6.1 and the passage of ten (10) Business Days, or such shorter period as may end upon the scheduled Closing Date in the case of grounds for termination which by its nature is capable of being cured, the other party has failed in the due and timely performance of any of its covenants or agreement.

INDEMNIFICATION

Indemnification of the Sellers.

The Buyer shall, from and after the Closing, defend and promptly indemnify and hold harmless Sellers, each of its affiliates, and each of their agents, attorneys and representatives (collectively the “Sellers Indemnified Parties”), from, against any and all Losses, suffered or incurred by any such party and which may arise out of or result from (i) any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or in any other Buyer Documents, (ii) any breach or failure of observance or performance of any covenant, agreement or commitment made by the Buyer hereunder or under any document or instrument relating hereto or executed pursuant hereto, and (iii) the enforcement by any Sellers Indemnified Party of any of its rights under any other covenants contained in this Agreement or any other Buyer Document.

Indemnification of the Buyer.

The Sellers shall, from and after the Closing, defend, indemnify, and hold harmless the Buyer, and its members, managing members, consultants  and affiliates (collectively “Buyer Indemnified Parties”) from, against, for and in respect of and pay any and all Losses suffered, sustained, incurred or required to be paid by the Buyer by reason of (i) any and all obligations and liabilities of Sellers, other than obligations arising and required to be performed under the Assumed Contracts after the Closing; (ii) any breach of any representation, warranty, covenant or agreement of Sellers contained in this Agreement or any other Sellers’ Documents, (iii) the enforcement by any Buyer Indemnified Party of any of its rights under any other indemnification covenant contained in this Agreement or any other Sellers’ Documents, (iv) any claims, suits, actions, complaints, allegations or demands which have been or may be brought against Sellers or any of its affiliates and any of their respective officers, directors, employees or agents with respect to infringement of or by the Intellectual Property; (v) any failure to comply with the laws relating to bulk transfers or fraudulent conveyances applicable to the transaction contemplated by this Agreement; (vi) any failure to obtain any consents to assign the Assigned Contracts hereto.

Notice to Indemnifying Party.   Any party (the “Indemnified Party”) seeking indemnification pursuant to this Agreement shall promptly give the party from whom such indemnification is sought (the “Indemnifying Party”) written notice of the matter with respect to which indemnification is being sought, which notice shall specify in reasonable detail, if known, the amount or an estimate of the amount of the liability arising therefrom and the basis of the claim or indemnification obligation.  Such notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder, but the failure of the Indemnified Party to give such prompt notice shall not adversely affect the Indemnified Party’s right to indemnification hereunder except, and only to the extent that, in the case of a claim made by a third party, the defense of that claim is materially prejudice by such failure.

Third Party Claims.

Defense by Indemnifying Party.  In connection with any indemnification claim arising out of a claim or legal proceeding (a “Third Party Claim”) by a Person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such Third Party Claim if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to such Third Party Claim (subject to any limitations on such liability contained in this Agreement and provides reasonable assurances that it has the resources (both financial and personnel) to maintain the assumption of such defense (the “Reasonable Assurances”)).  If the Indemnifying Party assumes the defense of any such Third Party Claim, it may use counsel of its choice to prosecute such defense, subject to the approval of such counsel by the Indemnified Party, which approval shall not be unreasonably withheld or delayed.  The Indemnified Party shall be entitled to participate in (but not control) the defense of any such Third Party Claim, with its counsel and at its own expense.  If the Indemnifying Party assumes the defense of any such Third Party Claim, the Indemnifying Party shall take all steps necessary to pursue the resolution thereof in a prompt and diligent manner, and the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or its control relating thereto as are reasonably required by the Indemnifying Party, without cost to the Indemnifying Party.

The Indemnifying Party shall be entitled to consent to a settlement of, or the stipulation of any judgment arising from, any such Third Party Claim, with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however that no such consent shall be required from the Indemnified Party if (i) the Indemnifying Party pays or causes to be paid all Losses (defined below) arising out of such settlement or judgment concurrently with the effectiveness thereof (as well as all other Losses theretofore incurred by the Indemnified Party which then remain unpaid or unreimbursed), (ii) in the case of a settlement, the settlement is conditioned upon a complete release by the claimant of the Indemnified Party, and (iii) such settlement or judgment does not require the encumbrance of any asset of the Indemnified Party or impose any restriction upon its conduct of business or otherwise adversely impact its business.  “Losses” shall be defined as all damages, awards, judgments, assessments, fines, penalties, charges, costs, expenses and other payments however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit of arbitration and any appeal therefrom, all reasonable attorneys’, accountants’, investment bankers’, and expert witness’ fees incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, subject to ARTICLE VII, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration; provided, however, that “Losses” shall not include any punitive or consequential damages.

Defense by Indemnified Party.  If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party with respect to such Third Party Claim but declines to assume and control the defense thereof or fails to give notice of its intention to do so to the Indemnified Party within fifteen (15) days after its receipt of notice of such Third Party Claim from the Indemnified Party or fails to provide the Reasonable Assurances, the Indemnified Party shall have the right to assume and control the defense of such Third Party Claim; the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under its control relating thereto as are reasonably required by the Indemnified Party; and the Indemnifying Party shall be permitted to join in the defense of (but not control) such Third Party Claim and employ counsel at its expense.  No such Third Party Claim may be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld.

Dispute as to Indemnification Responsibility.  If the Indemnifying Party does not acknowledge in writing its obligation to indemnify the Indemnified Party with respect to such Third Party Claim, the Indemnified Party may assume and control the defense thereof and the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnified Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under its control relating thereto as are reasonably required by the Indemnified Party.  The Indemnifying Party shall be permitted to join in the defense of (but not control) such Third Party Claim and employ counsel at is expense.  No such Third Party Claim may be settled by either party without the prior written consent of the other party, which shall not be unreasonably withheld.  In the event that it is ultimately determined that the Indemnified Party is not entitled to indemnity hereunder with respect to such Third Party Claim, the Indemnifying Party shall have no liability to the Indemnified Party with respect to any Losses relating thereto.  In the event that it is ultimately determined that the Indemnified Party is entitled to indemnity hereunder with respect to such Third Party Claim, the Indemnifying Party shall be liable to the Indemnified Party for all Losses sustained by the Indemnified Party relating thereto; provided, however, that in the event that a settlement offer solely for money damages is made by the Third Party Claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party’s willingness to accept the settlement offer and pay the amount called for by such offer together with all of the legal fees incurred by Indemnified Party to the extent it has assumed the defense of such Third Party Claim, in the event that it is ultimately determined that the Indemnified Party is entitled to indemnity hereunder with respect to such Third Party Claim, and the Indemnified Party declines to accept such offer, the liability, if any, of the Indemnifying Party hereunder shall be limited to the lesser of (i) the amount of the settlement offer the Indemnified Party declined to accept or (ii) the aggregate Losses of the Indemnified Party with respect to such claim.

Mixed Responsibility.  If a Third Party Claim presents an issue of mixed responsibility among the parties, or a circumstances as to which each of them may be required hereunder to indemnify the other in part, each of the parties shall be entitled to assume and control the defense of such portion of such Third Party Claim for which it will bear responsibility at its expense and through counsel of its choice.  Each Party shall cooperate with the other in such defense and make available to the other party, at the other party’s expense, all witnesses, pertinent records, materials and information in such party’s possession or under such party’s control relating thereto as are reasonably required by the other party.  No such Third Party Claim may be settled by either party without the prior written consent of the other party, which shall not be unreasonably withheld.

Unauthorized Settlement.  If the Indemnified Party settles a Third Party Claim without the consent of the Indemnifying Party in contravention of any of the provisions contained herein, the Indemnified Party shall not be entitled to indemnity hereunder with respect to such Third Party Claim.

Limitations Upon Indemnification.

Indemnification Threshold.

The Sellers.  Notwithstanding anything to the contrary in this Article VII, the Sellers shall not be liable under this Article VII for any Losses resulting from any breach of a representation, warranty, covenant or agreement contained in this Agreement or in any other Sellers’ Documents unless such claim involves Losses in excess of Ten Thousand Dollars ($10,000) or the aggregate amount of all such indemnifiable Losses incurred or suffered exceeds Ten Thousand Dollars ($10,000), in which case the Sellers shall thereafter be liable for all indemnifiable Losses on a dollar-for-dollar basis without regard to such Threshold.

The Buyer.  Notwithstanding anything to the contrary in this Article VII, the Buyer shall not be liable under this Article VII for any Losses resulting from any breach of a representation, warranty, covenant or agreement contained in this Agreement or in any other Buyer Document unless such claim involves Losses in excess of Ten Thousand Dollars ($10,000) or the aggregate amount of all such indemnifiable Losses incurred or suffered exceeds Ten Thousand Dollars ($10,000), and then in which case the Buyer shall thereafter be liable for all indemnifiable Losses on a dollar-for-dollar basis without regard to such Threshold.

Invoices.  Any request for indemnification of specific costs shall include invoices and supporting documents containing reasonably detailed information about the costs and/or damages for which indemnification is being sought.

Computation of Losses.  For purposes of calculating any Losses suffered by an Indemnified Party pursuant to this Agreement, or under any other specific indemnification covenant contained in this Agreement, each Loss shall bear interest at a fluctuating rate of interest equal to the prime rate (as published in the Wall Street Journal) from the date incurred to the date the indemnification payments with respect thereto is made.

Exclusive Remedy.   From and after the Closing, the indemnities set forth in Sections 7.1 and 7.2 shall be the exclusive remedies of Buyer and Sellers and their members,  employees, agents and affiliates for any breach by the other of any representation, warranty, covenant or agreement contained in this Agreement; no such Person shall be entitled to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which such Persons hereby waive; and the parties shall not be entitled to a rescission of this Agreement.

MISCELLANEOUS

Fees and Expenses.  Except as otherwise provided in this Agreement, each Party will bear its own direct expenses incurred in connection with the negotiation and preparation of this Agreement and the other Sellers’ Documents and Buyer’s Documents, as the case may be, and the consummation and performance of the transactions contemplated by herein and therein

Notices.   All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), one day after deposit with an overnight courier, or if mailed, five days after the date of deposit in the United States mails, as follows:

To Buyer:

Holms Energy, LLC

470 Holms Gulch Road

Helena, MT 59601

Attention:  Val Holms Managing Member

Facsimile:  (____) ___-_____

With a copy to:

Michael Espey, Esq.

318 18th Avenue E.

Seattle, WA 98112

To Sellers:

Evenette and Rocky Greenfield

Cheney, WA

Any notice given hereunder may be given on behalf of any Party by his counsel or other authorized representatives.  The address of any Party may be changed on notice to the other Party duly served in accordance with the foregoing provisions.

Governing Law.   This Agreement is made pursuant to and shall be governed and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflict of laws thereof (the “Governing Law”).  Each Party hereto (A) hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of California or any federal court sitting in the State of Nevada for purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof brought by any Party, (B) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (C) hereby agrees not to assert in any such action, suit, or proceeding any right to a jury trial.  Each Party hereby consents to service of process by certified mail at the address set forth in this Agreement and agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other Party hereto.  Final judgment against any Party, in any action, suit or proceeding shall be conclusive, and may be enforced in other jurisdictions (A) by suit, action or proceeding on the conclusive evidence of the fact and of the amount of any indebtedness or liability of the Party therein described or (B) in any other manner provided by or pursuant to the laws of such other jurisdiction.

Entire Agreement.   This Agreement, including the Schedules and Exhibits hereto and the Seller’ Documents and Buyer Documents herewith are intended to embody the complete, final and exclusive agreement among the Parties with respect to the purchase of the Assets and the related transactions and are intended to supersede all previous negotiations, commitments and writings agreements and representations, written or oral, with respect thereto and may not be contracted by evidence of any such prior or contemporaneous agreement, understanding or representations, whether written of oral.

Assignability; Binding Effect.   This Agreement may not be assigned by a Party without the prior written consent of the other Parties hereto, which shall not be unreasonably withheld.  Notwithstanding the foregoing, the Buyer may, in its discretion, transfer and assign its interests herein, or a portion thereof, to their respective affiliates.  This Agreement and the rights, covenants, conditions and obligations of the respective parties hereto and any instrument or agreement executed pursuant hereto shall be binding upon and enforceable by, and shall inure to the benefit of, the Parties hereto and their respective heirs, successors and permitted assigns and legal representatives.

Execution in Counterparts.   For the convenience of the Parties and to facilitate execution, this Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart evidencing execution by each party hereto.   Delivery of a telecopied or facsimile version of one or more signatures on this Agreement shall be deemed adequate delivery for purposes of this Agreement.

Amendments.   This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each Party hereto, or in the case of a waiver, the Party waiving compliance; provided, however that no such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  Whenever this Agreement requires or permits a waiver or consent by or on behalf of any Party hereto, such waiver or consent shall be given in writing.

Agreement to Continue in Full Force.  Subject to Article VI, this Agreement shall, insofar as it remains to be performed, continue in full force and effect notwithstanding Closing.

Severability.   In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties hereto shall be enforceable to the fullest extent permitted by law.

Section Headings.   The Section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

Gender and Tenure.   Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense and vice versa.

Third-Party Rights.   Nothing in this Agreement, whether express or implied, is intended to confer rights or remedies under or by reason of this Agreement on any Persons other than the parties to it, each Indemnified Party and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this Agreement, nor shall any provisions give any third Person’s right of subrogation over or action against any party to this Agreement.

Construction.   The language in all parts of this Agreement shall in all cases be construed simply, accurately to its fair meaning, and not strictly for our against any of the parties hereto, without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof, and any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their respective names by their respective officers duly authorized, as of the date first written above.

“SELLERS”

 ROCKY AND EVENETTE GREENFIELD.

By:

_______________________________

Name:  Rocky Greenfield

By:

_______________________________

Name:  Evenette Greenfield

“BUYER”

HOLMS ENERGY LLC

By:

_______________________________

Name:  Val Holms

Title:  Managing Partner

By:

_______________________________

Name:  Mari Holms

Title:  Managing Partner

EXHIBIT A

GREENFIELD ASSETS

At closing the following assets of the Sellers, defined as the “Greenfield Assets” will be acquired by the Buyer:

I.

All right, title and interest in 12 mineral leases made by and between Rocky and Evenette Holms, as individuals and Oasis Petroleum, Inc. down to and including the Bakken Formation.

II.

All right, title and interest in mineral rights for the land described in Exhibit B down to and including the Bakken Formation.

EXHIBIT B

DESCRIPTION OF PROPERTY AND LEASES

Legal	Lease	Gross	Net	Original	Current	Percentage	Bakken Res	Holms	TOTAL	Drilling
Description	Period	Acres	Acres	Leasee	Leasee		Percentage	Percentage		Commitment
151N, R100W, Sec 5: Lots 3, 4, S1/2NW4, SW4 NE4, W2SE4	12/10/09-12/10/12	280.8	23.5	Armstrong	Armstrong	17%	2.833%	5.666%	8.499%	YES
152N, R100W Sec 29: NE, N2NW	11/24/08-11/24/11	800	83.92	Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%	YES
152N, R101W, Sec 24: SW	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R101W, Sec 25: NWNE, S2NE, N2NW, SENW, NESW, N2SE, SESE "				Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R100W, Sec 22: W2, SE	7/14/08-7/14/11	480	104.38	Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%	YES
152N, R100W, Sec 7: Lot 1, Lot 2, E2NW4, NE4	3/1/05-3/1/12	307.08	100.91	Sundance	Oasis Petroleum	17.5%	2.833%	5.666%	8.499%
152N, R100W, Sec 17: W2SW	9/9/03-9/9/11	2227.22	491.81	Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%	YES
152N, R100W, Sec 19: Lots 1, 2, E2NW, NE	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R100W, Sec:7: Lots 3(33.63), 4(33.59), E2SW, SE Plus all accretions and riparian rights				Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R100W, Sec 20 All	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R100W, Sec 21 All	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R101W, Sec 24: SW4	BEERS WELL P & A	160.68	4.06	Empire Oil	Oasis Petroleum	17%	0.05%	0.10%	0.15%	No
152N, R101W, Sec 26: SW4	4/8/08-4/8/11	153.68	4.62	Diamond Res.	Bringham	17%	2.833%	5.666%	8.499%	YES
152N, R101W, Sec 35: E2NE4, SW4NE4, SE4NW4	Lyle Well P & A	640	9.62	Oasis	Bringham	12.50%	0.05%	0.10%	0.15%	No
152N, R100W, Sec 8: NW4NW4, S2NW4, SW4, S2SE4	7/29/08-7/29/13	1003.1	329.59	Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%	YES
152N, R100W, Sec 9: Lots 1,2,3,4 SW4NW4, SW4, S2SE4	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R100W, Sec 10: Lots 2,3,4 S2SW4	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R100W, Sec 15: NE4NW4	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R101W, Sec 1: SE4SE4	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N R100W, Sec 18: Lot 1 NENW, N2NE	5/21/09-5/21/12	393.63	102.67	Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%	Yes
152N, R101W, Sec 13: NW, N2NE	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R100W, Sec 23: W2SW	7/14/08-7/14/11	80	19.63	Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%	YES
152N, R100W, Sec 31: Lot 1, 2, 3, 4, E2W2, E2	7/14/08-7/14/11	858.08	167.11	Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%	YES
152N, R100W, Sec 32: W2W2, NENW, NESW	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R100W, Sec 5: SWSW	7/14/08-7/14/13	193.38	63.54	Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%	YES
152N, R100W, Sec 6: Lot 14 S2SE4, SE4SW4	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R101W, Sec 12 E2NE, E2SE	Lindvig HBP	160	53.33	Empire Oil	Oasis Petroleum	15.00%	0.650%	1.30%	1.950%	No
151N, R100W, Sec 5: SWSW	Bratcher Forthun HBP	400.08	23.35	Murphy Oil	Texon L.P.	12.50%	1.015%	2.03%	3.045%
152N, R100W, Sec 30 (all of it)	Schmitz HBP	163.38	13.63	Bill Barrett	Oasis Petroleum	17%	0.500%	1.00%	1.500%
151N, R100W, Sec 6, Lots 2, 3, SENW, SWNE	NOT LEASED	80	53.33
			1649

EXHIBIT C

ASSUMED CONTRACTS

All contracts, agreements, options to purchase mineral rights, arrangements, licenses, work for hire agreements, employee confidentiality agreements, instruments and documents of the Sellers relating to the Greenfield Assets or acquired by the Sellers entered into or issued prior to the Closing Date and which are listed in Exhibit A, (the “Assumed Contracts”);